Exhibit 2.5
                                  -----------



                      STOCK PURCHASE AND EXCHANGE AGREEMENT
                      -------------------------------------

         THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of January 2O, 2002 by and among Category 5 Technologies, Inc., a Nevada corporation ("Category 5"), Amathus Holdings, Ltd. ("Shareholder"), the sole shareholder of TransAxis S.A., a Swiss corporation, (the "Company"), and David Hicks ("Hicks"), an individual (Shareholder and Hicks, together, the "Sellers").

                                    RECITALS

         WHEREAS, the Company is engaged in the business of selling credit card transaction processing and other c-commerce services (the "Business"); and

         WHEREAS, the Company has entered into a License Agreement with Digital Courier Technologies, Inc., attached hereto as Exhibit A (the "License Agreement"), pursuant to which the Company has the right to license and utilize certain payment processing technology; and

         WHEREAS, Shareholder owns all of the issued and outstanding shares of capital stock of the Company; and

         WHEREAS, Shareholder desires to sell to Category 5, and Category 5 desire, to purchase from Shareholder, all of such issued and outstanding shares of capital stock of the Company on the terms and conditions set forth herein (the "Acquisition").

         NOW, THEREFORE, in consideration of the premises, representations and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, agree as follows:

                                    ARTICLE I
                         PURCHASE AND SALE OF THE SHARES

         1.1 Purchase and Sale of the Shares. Sellers hereby agree to exchange, sell transfer and deliver to Category 5, and Category 5 hereby agrees to purchase and acquire from Sellers, on the Closing Date (as hereinafter defined) all of the outstanding capital stock (the "Shares") of the Company free from any charge, lien, encumbrance or adverse claim of any kind vhatsoever.

         1.2 Consideration for Shares. Category 5 shall deliver at the Closing (as hereinafter defined), in exchange and as consideration for the Shares, stock certificates' representing in the aggregate 15,000 shares of Category 5's Common Stock (the "Category 5 Shares"), par value $.001 per share.


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         1.3 Delivery of Shares.  At the Closing,  Shareholder  shall deliver to
Category 5, in addition to those items set forth in Section 8.2, in exchange for the Category 5 Shares, stock certificates representing all of the Shares, duly endorsed in favor of Category 5 or accompanied by stock powers duly executed in favor of and in a form reasonably acceptable to Category 5, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever, together with the minute books and stock ledger of the Company.

         1.4 Legends. The certificates evidencing the Category 5 Shares shall bear the following legend and any legends required by any state securities laws:

         "THESE SECURlTIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION UNDER THE ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY."


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and each of the Sellers jointly and severally agree with, and represent and warrant to Category 5 as follows:

2.1 Corporate Existence, Good Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and corporate authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it. The Company is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have or reasonably could be expected to have a material adverse effect on the assets, business, financial condition, or prospects of the Company (a "Material Adverse Effect"), or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. The Company has all requisite corporate power and corporate authority to enter into this Agreement all other agreements and documents contemplated hereby (the "Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements, when executed, will be, duly executed and delivered by the Company and each of the Sellers, has been authorized by all necessary corporate action of the Company and constitutes a legal, valid and binding obligation of the Company and each of the Sellers, enforceable against the Company and each of the Sellers in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally.

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         2.2  Capitalization.  The  authorized  capital  stock  of  the  Company consists of 100 shares of common stock, of which 100 shares are issued and outstanding (the "Shares"). All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. All of the Shares are being exchanged for the Category 5 Shares. There are no options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or other commitments providing for the purchase, issuance or sale of any shares of the Company's capital stock or any securities convertible into or exchangeable for any shares of the Company's capital stock.

         2.3 Good and Marketable Title To Shares. All of the Shares are owned, beneficially and of record, only by the Sellers and are free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. The Sellers have the absolute and unrestricted right, power, authority and capacity to transfer the Shares to Category 5 and upon the Closure, without exception, Category 5 will acquire from the Sellers legal and beneficial ownership of, good and valid title to, and all rights to vote, the Shares, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

         2.4 Subsidiaries. Except as set forth on Schedule 2.4, the Company does not presently own, directly or indirectly, any interest in any other corporation association, joint venture or other business entity.

         2.5 Financial Statements. The balance sheet and related statements of income and cash flows of the Company since inception through September 2, 2001 (the "TransAxis Financial Statements") have been provided to Category 5. The internal books and records of the Company from which the TransAxis Financial Statements were prepared do not contain any information which is false or misleading. The TransAxis Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with the Company's accounting policies and principles, and are in accordance with international accounting standards ("IAS"), applied on a consistent basis; and (iii) present fairly the Company's financial position and results of operations at the dates and for the periods reflected therein.

         2.6 Properties. The Company does not own or hold title to any real property, nor does it lease any real property.

         2.7 Litigation. No litigation, arbitration or proceeding is pending or, to the best knowledge of the Company, threatened by or against the Company, its properties or assets, the Shares or its officers, directors or the Sellers before any court or any government agency, and, to the knowledge of the Company, no facts exist which might form the basis for any such litigation, arbitration or proceeding. To the knowledge of the Company, the Company is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its businesses by any governmental authority or any other person. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company, its properties or assets or the Shares.

         2.8 Non-Contravention. The execution and delivery of this Agreement by the Company and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict, violation or


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default gently or an event that, with notice or lapse of tune or both,  would be a default, breach, or violation of the Articles of Incorporation or Bylaws of the Company, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trusts or other agreement, instrument or arrangement to which the Company is a party or by which the Company or its assets are bound; (ii) an event that would permit any party to terminate agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of the Company; (iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the Company; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to the Company or its assets.

         2.9 Absence of Certain Change. Except as set forth in Schedule 2.9, since September 30, 2001, there has not been:

              (a) Any Material Adverse Effect;

              (b) Any indebtedness incurred by the Company, except such as may have been incurred or entered into in the ordinary course of business;

              (c) Any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan;

              (d) Any waiver or compromise by the Company of any right or rights in the License Agreement;

              (e) Any sale, assignment, or transfer of any intangible assets of material value, including the License Agreement, other than licenses granted in the ordinary course of business;

              (f) Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of the Company or any agreement to do any of the foregoing;

              (g) Any actual or threatened  amendment,  termination,  or loss of
         (i) any material contract, license or other agreement to which the Company is a party, including the License Agreement or (ii) any certificate or other authorization required for the continued operation by the Company of any material portion of any of its business;

         2.10 Employees. The Company has complied in all material respects with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

         2.11 Compliance with Law: Consents. The business and operations of the Company have been and are being conducted in compliance with all laws, rules regulations and licensing requirements applicable thereto, except where failure to be so in compliance would not have a Material Adverse Effect. The Company is


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unaware of any facts  which  might form the basis for a claim that any  material violation of such laws exists. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, stare or local governmental authority or any third party on the part of the Company or the Sellers is required in connection with the execution, delivery and performance by the Company or the Sellers of this Agreement, the consummation of the transactions contemplated hereby or Category 5's operation of the business of the Company following the Closing Date.

         2.12 Contracts and Other Agreements. The License Agreement is the only material contract or agreement to which the Company is a party or by or to which it or its assets or properties are bound or subject. The License Agreement is valid, existing, in full force and effect, binding upon the Company, and to the best knowledge of the Company, binding upon the other party thereto in accordance with its terms, and the Company is not in default under the License Agreement, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except such defaults as would not, individually or in the aggregate, have a material adverse effect on the Business of Company.

         2.13 No Termination of Business Relationship. Neither DCTI nor any of its officers, directors, employees, agents or affiliates has given notice of any intention to cancel or otherwise terminate the License Agreement or a material business relationship with the Company and the Company has no knowledge of any event (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such a material business relationship.

         2.14 Consuls of Non-Governmental Third Parties. No consent, waiver or approval of any non-governmental third party is necessary for the consummation by the Sellers and the Company of the transactions contemplated hereby.

         2.15 Intellectual Property Rights. To the Company's best knowledge, the Company possesses all licenses and rights (collectively, the "Intellectual Property") necessary for its business without any contact with or infringement of the valid rights of others and the lack of which could have a Material Adverse Effect, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. All intellectual Property which is licensed to the Company by others are identified in Schedule 2.15, and all such licenses will continue in full force and effect upon the consummation of the transactions contemplated hereby. The Company is, not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business.

         2.16 No Undisclosed Liabilities. The Company does not have any liabilities, obligations or commitments of any nature (absolute, accrued, contingent or other) matured or unmatured ("Liabilities").



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         2.17  Representations   Complete.   None  of  the  representations  and
warranties made by the Sellers or the Company herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         2.18 Broker's and Finders's Fees. Neither the Company nor the Sellers has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each of the Sellers agree with, and represent and warrant to Category 5 as follows:

         3.1 Good and Marketable Title to Shares. Tl2e Sellers have and will have on the Closing Date, full right, power, and authority to sell, transfer and deliver the Shares as provided in this Agreement.

         3.2 Purchase Entirely for Own Account. Each Seller understands that Category 5 is entering into this Agreement with each Seller in reliance upon such Seller's representation to Category 5, which by such Seller's execution of this Agreement such Seller hereby confirms, that the Category 5 Shares to be received by such Seller, (for purposes of Article III, the "Securities") will be acquired for investment for such Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Seller further represents that such Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Seller represents that it has full power and authority to enter into the Agreement.

         3.3 Disclosure of Information. Each Seller believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Each Seller further represents that it has had an opportunity to ask questions and receive answers from Category 5 regarding Category 5 and its business and operations and the terms and conditions of the offering of the Securities.

         3.4 Investment Experience. Each Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         3.5 Restricted Securities. Each Seller understands that the Category 5 Shares it is purchasing are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from Category 5 in a transaction not involving a public offering that under such laws and

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applicable  regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Acts), only in certain limited circumstances. In this connection, each Seller represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act. Each selling Seller agrees that it will (i) not sell, assign or transfer any of the Category 5 Shares to anyone other than Category 5 or to a transferee who has agreed to be bound by the Exchange Agreement, (ii) not make any disposition of all or any portion of the Category 5 Shares unless such disposition is in compliance with all applicable federal and state securities law, and (iii) not, to the extent requested by an underwriter of common stock, (or other securities) of Category 5 during a two-year period following the Closing, sell or otherwise transfer or dispose of any such securities during a reasonable and customary period of time, as agreed to by Category 5 and the underwriters.

         3.6 Foreign Investor. If such Seller is not a United States person, such Seller hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities,
(ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor's subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF CATEGORY 5
                   -------------------------------------------

         Category 5 represents and warrants to the Sellers and the Company that:

         4.1 Corporate Existence, Good Standing and Authority. Category 5 has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Category 5 has full corporate power and authority to enter into, deliver, perform its obligations under and carry out this Agreement and the Ancillary Agreements to which it is a party. This Agreement constitutes, and all agreements and Ancillary Agreements will constitute, valid and 1egally binding obligations of Category 5 enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.2 Category 5 Shares Fully Paid and Non-Assessable. The Category 5 Shares deliverable pursuant to Section 1.2 when issued and delivered as herein provided, will be validly issued and outstanding shares of Category 5 Common Stock, fully paid and non-assessable, free and clear of all liens, encumbrances, restrictions and claims of every kind.

         4.3 Consents and Approvals. Except as otherwise described herein, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or any other governmental body is required for the consummation by Category 5 of the transactions contemplated by this Agreement.

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4.4 Financial  Statements.  The  consolidated  audited  financial  statements of
Category 5 and its subsidiries as filed with the Securities and Exchange Commission (the "SEC") on Form 10K on October 4, (the "Category 5 Audited Financial Statements") and the unaudited consolidated financial statements of Category 5 and its subsidiaries as filed with the SEC on Form 10-Q on October 29, 1999 (the "Category 5 Unaudited Financial Statements") comply as to form in
all  material  respects  with  applicable   accounting   requirements  and  with
applicable rules and regulations of the Securities and Exchange Commission. The Category 5 Audited Financial Statements and the Category 5 Unaudited Financial Statements (i) were prepared in accordance with Category 5's internal books and records; (ii) were prepared in accordance with Category 5's accounting policies and principles, and are in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis; and (iii) present fairly Category 5's financial position and results of operations at the dates for the periods reflected therein.

         4.5 Representations Complete. None of the representations and warranties made by Category 5 herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.6 Broker's and Finder's Fees. Category 5 has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                    ARTICLE V
                                    COVENANTS

         5.1 Best Efforts. Each of Category 5, the Company and the Sellers will use its best efforts to perform and fulfill all obligations on their respective parts to be performed and fulfilled under this Agreement, and to cause all the conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance witch its terms. Each of Category 5, the Company and the Sellers shall each cooperate with Category 5 in such actions and in securing requisite approvals asked shall deliver such further documents as Category 5 may reasonably request as necessary to evidence such transactions.

                  5.2 Employee Matters. Category 5 shall enter into employment agreements with such employees as are determined in good faith by the parties hereto (the "Employment Agreements"), substantially in the form attached hereto as Exhibit B.

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                                   ARTICLE VI
                             CONDITIONS PRECEDENT TO
                         OBLIGATIONS OF CATEGORY 5

         The obligation of Category 5 to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by Category 5:

         6.1   Certificates   for  Shares.   Category  5  shall  have   received
certificates for the Shares, which shall constitute all of the issued and outstanding capital stock of the Company.

         6.2 Representations and Warranties True. All representations and warranties of the Company and the Sellers in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to Category 5 by the Company or the Sellers under this Agreement, shall be true and correct on and as of the Closing Date as if made on the date thereof.

         6.3 Covenants Performed. The Company and the Sellers shall have performed satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by the Company and the Sellers on or before the Closing Date.

         6.4 Certificate. Category 5 shall have received from the Company and the Sellers a certificate, dated the Closing Date, certifying, in such detail as Category 5 and its counsel may reasonably request, that the conditions specified in this Article VII have been satisfied.

         6.5 Opinion of Counsel for the Company. Category 5 shall have received an opinion from counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit C (the "Seller's Counsel Opinion").

         6.6 No Material Adverse Effect. During the period from September 30, 2001 to the Closing, there shall not have been any Material Adverse Effect.

         6.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to Category 5 and its counsel, and Category 5 shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         6.8 Schedules. The Company shall have completed and attached hereto all, Schedules required by this Agreement, and all such Schedules shall have been acceptable to Category 5, in its sole discretion.


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                                  ARTICLE VII
                             CONDITIONS PRECEDENT TO
                   OBLIGATIONS OF THE COMPANY AND THE SELLERS

         The obligation of the Company and the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by the Company and the Sellers:

         7.1 Representations and Warranties True. All representations and warranties by Category 5 in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to the Company by Category 5 under this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of that date, and a duly authorized Category 5 officer shall have delivered a certificate, dated the Closing Date, to the Company so certifying.

         7.2 Covenants Performed. Category 5 shall have performed satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Category 5 on or before the Closing, and a duly authorized Category 5 officer shall have delivered a certificate, dated the Closing Date, to the Company so certifying.

         7.3 Delivery of Documents. The Company shall have received all documents and other items to be delivered by Category 5 under Section 9.3.

         7.4 No Material Adverse Change. During the period from the date hereof to the Closing, there shall not have been any material adverse change in the condition (financial or other), liabilities, business or prospects of Category
5. The Company shall have received a certificate from Category 5 dated the Closing Date to the foregoing effect.

         7.5 Required Consents.  All consents,  approvals and waivers from third
parties  and   governmental   authorities   necessary  to  the  transactions  as
contemplated hereby shall have been obtained.


                                  ARTICLE VIII
                                     CLOSING

         8.1 Time and Place. The purchase and sale of the Shares hereunder (the "Closing") shall occur at such tune and date to which the parties may agree in writing (the "Closing Date").

                  8.2 Deliveries of the Company. At the Closing, the Company will execute and deliver or cause to be executed and delivered to Category 5:

              (a) Stock Certificates. Certificates representing the Shares, endorsed over to Category 5 or accompanied by duly executed stock powers;

              (b) Corporate Documents. The Articles of Incorporation of the Company, certified by the appropriate government agency as of a recent date and the Bylaws of the Company, certified by the secretary of the Company as in effect at the Closing;

              (c) Certificate of Good Standing. Certificates of Good Standing, dated as of a recent date, with respect to the Company, issued by the appropriate authority of each jurisdiction listed in Schedule 8.2(c);

              (d) Resolutions. A copy of the resolutions of the Board of Directors of the Company, certified by the secretary of the Company as having been duly and validly adopted and being in full force and effect, authorizing, execution and delivery of this Agreement and performance of the transactions contemplated hereby by the Company;

              (e) Books and Records. All of the minute books, stock ledgers and similar corporate records of the Company;

              (f), Opinion of Counsel. The Seller's Counsel Opinion;

              (g) Company's Certificate. A certificate from Company dated the Closing Date, containing the information required pursuant to Section 7.4;

              (h) Other Documents. Such other documents and instruments as Category 5 or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

         All documents delivered to Category 5 shall be in form and substance reasonably satisfactory to Category 5 and its counsel.

         8.3 Deliveries of Category 5. At the Closing, Category 5 will execute and deliver or cause to be executed and delivered to the Company simultaneously with delivery of the items referred to in Section 9.2 above:

              (a) Payment of the Consideration. The Category 5 Shares;

              (b) Other documents. Such other documents and instruments as Category 5 or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.


                                   ARTICLE IX
               OBLIGATIONS OF SELLERS AND CATEGORY 5 AFTER CLOSING

         9.1 Indemnification by the Sellers. The Sellers shall indemnify and hold harmless Category 5 and its respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement6 of claims and amounts paid in settlement) incurred by, imposed on or borne by Category 5 (collectively "Damages") resulting from:

              (a) The breach of any of the representations or warranties made by the Company or the Sellers in this Agreement;

              (b) The breach or the failure of performance by the Company or the Sellers of any of the covenants that they are to perform hereunder;

              (c) The payment of any taxes (including interest and penalties) of any kind or nature imposed, whether before or after the Closing, by any government or subdivision thereof upon the business, assets or employees or independent contractors of the Company or otherwise resulting from or relating to the respective businesses or operations of the Company prior to the Closing or any of its properties or assets as they existed as of or any time prior to the Closing Date and the transactions contemplated by this Agreement;

              (d) All employment-related claims and causes of action, and all other claims and causes of actions, that have arisen or arise out of in connection with the operations of the businesses of the Company conducted prior to the Closing (whether asserted, discovered or established before or alter the Closing).

         Damages shall exclude any amount with respect to which Category 5 or the Company as the case may be shall have received under any insurance policy which provides coverage for the liability to which such amount relates.

         9.2 Indemnification by Category 5. Category 5 shall indemnify and hold harmless the Sellers, in respect of any and all claims, losses, costs, expenses, liabilities, fines, penalties, interest, and damages (including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Sellers resulting from:

              (a) The breach of any of the representations or warranties made by Category 5 in this Agreement; or

              (b) The breach or the failure of performance by Category 5 of any of the covenants that it is to perform hereunder.

         9.3 Indemnification Procedure for Claims. Whenever any claim shall arise for indemnification hereunder, the party entitled to indication (the
"indemnified party') shall promptly notify the other party or parties (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided, that the indemnified party's failure to give such notice shall not affect any rights or remedies of an indemnified party hereunder with respect to indication for damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided in Section 13.8 this Agreement.

         9.4 Manner of Indemnification. All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check to the indemnified party.


                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1 Survival. The representations and warranties of the Company and the Sellers set forth in this Agreement or in any instrument or document furnished in connection herewith shall survive the Closing and all representations and warranties set forth herein or in any instrument or document furnished in connection herewith will expire on the third anniversary of the Closing Date. No claim or action for indemnity for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the provisions of this
Section 10.1 except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. Each party hereto may rely on the representations and warranties made by the other parties hereto notwithstanding, any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto.

         10.2 Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

         10.3 Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         10.4 Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         10.5 Entire Agreement; Waivers. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed. or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by We party making the waiver.

``

         10.6 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         10.7 Successors and Assigns. This Agreement shall not be assigned by the Company or the Sellers without the written consent of Category 5. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors. and assigns.

         10.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return recent requested) as follows:

To the Company at:      TransAxis, S.A.
                        C/o Pestalozzi Lachenal Patry
                        3, place du Molard
                        1204 Geneva
                        Switzerland

To the Sellers:         David Hicks

To Category 5 at:       Category 5 Technologies, Inc.
                        4505 S. Wasatch Blvd., Suite 307
                        Salt Lake City, Utah  84124
                        Fax: 801-424-2992

Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

         10.9 Intentionally Left Blank.

         10.10 Attorney's Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the Prevailing Party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such

Action. "Prevailing party" within the meaning of this Section 13.10 includes, without a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

         10.11 Governing Law. The terms of this Agreement shall be governed by the laws of the State of Utah applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Utah.

         10.12 Consent to Jurisdiction and Forum Selection. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Utah. The aforementioned choice of venue is intended by the parties to be mandatory end not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 13.12. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in Utah shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 13.11 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 13.8 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

         10 13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         10.14 Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

                  10.15 Publicity. The parties shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby. None of the parties shall issue or made, or cause to have issued or made, any press release or announcement concerning the transactions contemplated hereby without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Exchange Agreement as of the date first above written.


                                TRANSAXIS S.A.

                                By:
                                  -----------------------------

                                Name:
                                     --------------------------

                                Title:
                                      --------------------------


                                CATEGORY 5 TECHNOLOGIES, INC.

                                By:
                                  -----------------------------

                                Name:
                                     --------------------------

                                Title:
                                      --------------------------


                                SELLERS

                                --------------------------------
                                Amathus Holdings

                                LICENSE AGREEMENT

         THIS Agreement is entered into as of March 6, 2001 by and between Digital Courier Technologies, Inc., a Delaware Corporation, have a principal office at 348 East 6400 South, Suite 230, Salt Lake City, Utah ("DCTI") and Newco, a Swiss corporation ("Customer").

         WHEREAS, DCTI has developed or acquired comWallet software (the "Software Product"), and has developed an Internet Payment Gateway.

         WHEREAS, Customer desires to obtain the right to use said Software Product and certain related development, installation, maintenance and/or support services.

                              ARTICLE ONE; LICENSE

         1.1 DCTI hereby grants to Customer, a non-transferable and non-exclusive license to use the Software Product subject to the terms and conditions of this Agreement, and access to its Internet Payment Gateway. Customer may use the Software Product for itself and any party for whom it provides data processing services within the European, Middle Eastern and African markets only. Customer understands that ACI Worldwide currently has the first option to an exclusive license to distribute the Software Product within the same territory, and has been given the option to exercise that right by March 30, 2001. Should ACI not wish to exercise its first option rights, Customer will be provided with the Software Product.

         1.2 Except as otherwise set froth herein, Customer shall not modify, copy or otherwise reproduce the Software Product without the prior written authorization of DCTI. Any such reproduction shall be automatically deemed an integral part of the Software Product licensed hereunder.


                              ARTICLE TWO; CHARGES

         2.1 Software Product and Internet Payment Gateway use fees will be set at mutually agreed upon competitive market rates.

         2.2 All payments shall be remitted to DCTI in U.S. dollars. Customer shall pay such charges within thirty (30) calendar days after the date of receipt of DCTI's corresponding invoice. DCTI's invoices to be monthly.

         2.3 All amounts payable by Customer to DCTI under this Agreement are exclusive of any tariffs, duties, taxes or similar governmental charge which may be assessed based on the delivery, possession or use of the Software Product or the execution or performance of this Agreement, excluding DCTI franchise taxes or taxes based upon DCTI's income.


                             ARTICLE THREE; WARRANTY

         3.1 DCTI represents and warrants only that it owns or has the right to license the Software Product and to grant access to its internet Payment Gateway. DCTI makes no representations about the operability of the Software Product.

         3.2 WARRANTIES, CONDITIONS, REPRESENTATIONS, GUARANTEES, AND INDEMNITIES AS SET FORTH IN ARTICLES THREE AND FOUR ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS, REPRESENTATIONS, GUARANTEES, AND INDEMNITIES, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF FITNESS FOR PARTICULAR PURPOSES OR MERCHANTABILITY).


                           ARTICLE FOUR; INFRINGEMENT

         4.1 If a third party brings an action against Customer claiming that the Software product infringes a copyright or trade secret, DCTI will defend Customer and will pay the damages and costs finally awarded against Customer, but only if (i) Customer notified DCTI immediately after the claim is asserted or threatened, (ii) DCTI has full control over the defense, settlement or other resolution of the claim (iii) Customer does not take a position that is adverse to DCTI, and (iv) at DCTI's request, Customer assists DCTI in defending, settling or otherwise resolving the claim.

         4.2 If DCTI receives notice of an infringement claim or otherwise concludes that the Software Product may infringe the proprietary rights of a third party, Customer will allow DCTI, at DCTI's option to (i) procure the right for Customer to continue using the Software Product, (ii) modify or replace the Software Product without adversely affecting their operating specifications, or
(iii) if DCTI determines that neither (i) nor (ii) is practicable, terminate Customer's right to use the infringing Software Product.

         4.3 DCTI will have no obligation to Customer under Sections 4.1 and 4.2 above if the copyright or trade secret infringement claim is based on (i) a modification of the Software Product not made by DCTI, (ii) the combination of the Software Product with an item not supplied by DCTI, or (iii) use of the Software Product in a manner not intended by this Agreement.

         4.4 THE RIGHTS GRANTED TO THE CUSTOMER UNDER THIS ARTICLE FOUR SHALL BE THE CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED INFRINGEMENT BY DCTI

HEREUNDER OF ANY COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY RIGHT OF FOR ANY BREACH OF THE WARRANTY GIVEN IN SECTION 3.4.


                      ARTICLE FIVE; LIMITATION OF LIABILITY

         5.1 EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE FOUR, DCTI SHALL NOT BE RESPONSIBLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE, (INCLUDING CLAIMS FOR LOSS, INTERRUPTION IN USE OR UNAVAILABILITY OF DATA, LOSS OF GOODWILL, LOSS OF PROFITS, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS) ARISING OUT OF BREACH OF CONTRACT, BREACH OF WARRANTY, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF PERSONAL INJURY OR PROPERTY DAMAGE WHERE THE LAW REQUIRES SUCH LIABILITY.

         5.2 EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE FOUR, IN NO EVENT WILL DCTI'S TOTAL LIABILITY TO CUSTOMER IN ANY ACTION, WHETHER IN CONTRACT OR TORT, EXCEED THE AMOUNT ACTUALLY PAID TO DCTI FOR THE SOFTWARE PRODUCT OR FOR INTERNET PAYMENT GATEWAY USE.

                          ARTICLE SIX; CONFIDENTIALITY

         6.1 "Confidential Information" means (i) all DCTI proprietary or confidential information which is a) designed in writing as such or b) that by nature of the circumstances surrounding the disclosures in good faith ought to be treated as proprietary or confidential, and c) all DCTI Software Products, and (ii) all Customer proprietary or confidential information which is a) designated in writing as such or b) hat by nature of the circumstances surrounding the disclosure in good faith ought to be treated as proprietary or confidential. The presence of a copyright notice on any Confidential Information will not constitute publication or otherwise impair the confidential nature thereof.

         6.2 Each party shall use the Confidential Information only for the purposes as set forth in the Agreement and Attachments and shall disclose the Confidential Information only as specifically authorized in Section 6.3 below. Neither party shall remove any confidentiality, copyright or similar notices or legends from the Confidential Information and shall implement such safeguards and controls as may be necessary or appropriate to protect against unauthorized uses or disclosure of the Confidential Information.

         6.3 Each party may disclose the Confidential Information only to its affiliates or its affiliates' employees, officers, directors, consultants or agents to the extent that such disclosures are required to exercise its right and perform its obligations under the Agreement. Each party shall take such steps as may be reasonably requested by the other or otherwise required to ensure that the aforementioned persons acknowledge and comply with the use and confidentiality restrictions contemplated under this Agreement, including with respect to consultants or agents signing DCTI's standard non-disclosure agreement. Each party shall be responsible for breach of the obligations set forth in this Article Six by its or its affiliates' employees, officers, directors, consultants or agents.

         6.4  Except  as  otherwise  specifically  provided  in this  Agreement,
Customer shall not, and shall not authorize any third party to, reproduce, translate or otherwise copy, enhance, add to or modify the Software Product, or reverse assemble or de-compile the Software Program or develop any computer software system, subsystem or module that incorporates or otherwise uses elements of the Software Program without the specific prior written authorization of DCTI.

         6.5 If any employee, officer, director, consultant or agent of either party violates the provisions of this Article Six or if any third party obtains any Confidential Information through one party without the other party's authorization, then such disclosing party shall take, at its own expense, all actions that may be required to remedy such violation or recover such Confidential Information and to prevent such employee, officer, director, agent, consultant or third party from using or disseminating such Confidential Information, including, but not limited to, legal actions for seizure and injunctive relief, if then available under local law. If the disclosing party fails to take such actions in a timely and adequate manner, the other party or its designs may take such actions in its own name or disclosing party's name and at the disclosing party's expense.

         6.6 Neither party will have an obligation to maintain the confidentiality of any data or information which (i) was in such party's lawful possession prior to the disclosure thereof by the other party, (ii) is later lawfully made available to such party be third party having no obligation of secrecy to the other party, (iii) is independently developed by such party or
(iv) is or later becomes available to the public through no fault of such party.

                            ARTICLE SEVEN; OWNERSHIP

         7.1 Each party acknowledges that the Confidential Information of the other party, as well as all related trade marks, logos, other names or markings identifying the Confidential Information, and trade secrets, copyrights, patents or other proprietary rights of the other party, are and shall remain the exclusive property of the other party, whether or not protected under local intellectual or industrial property laws. Customer shall not acquire any right, title or interest in or to the Software Product except as a licensee under this Agreement. Each party agrees not to take any action that interferes with said proprietary rights of the other party or attempt to copyright or patent any portion of said other party's property or register or attempt to register any trademark, service mark, trade name, or company name which is identical or confusingly similar to said marks, names or markings.

                             ARTICLE EIGHT; UPDATES

         8.1 During the term of this Agreements, DCTI will provide to Customer, free of charge, any updates which it makes to the Software Product for its own needs. This shall in now way obligate DCTI to update the Software Product.

         8.3 Customer shall provide access to its premises to DCTI personnel, during normal working hours and upon reasonable notice, for the purpose of updating the Software Product. DCTI shall use all reasonable efforts to minimize the disruption of Customer's normal business activities.


                       ARTICLE NINE; ADDITIONAL SERVICES

         9.1 Customer may request additional software development services, subject to the availability of DCTI personnel, which will be billed at a rate of $200 per person per hour or, if outsourced, at DCTI's rate plus an amount not to exceed DCTI's actual cost in providing the service. DCTI will provide Customer with reasonable project estimates prior to beginning any work.

                            ARTICLE TEN; TERMINATION

         10.1 This agreement terminates 24 (Twenty Four) months from date of signing, but shall be automatically renewable in its entirety on a rolling 24 month basis with the exception of Article 2.1. A revised Article 2.1 schedule of charges shall be mutually agreed upon; any such price changes not to exceed the compounded and published RPI (Retail Price Index) of Switzerland, and in any event to remain competitive in the jurisdiction of the license.

         10.2 Upon the termination of this Agreement by either party, Customer shall, within ten (30) calender days, (i) pay all amounts due and outstanding hereunder and (ii) deliver to DCTI or its designee all Software products within Customer's possession or control.

         10.3 The following Articles shall survive termination of the Agreement; Article Three; Article Four, Article Five; Article Six; Article Seven; Article Ten, and Article Eleven.

                    ARTICLE ELEVEN: MISCELLANEOUS PROVISIONS

         11.1 During the term of this Agreement, Customer shall be DCTI's exclusive agent for sales of the Software Product in the European, Middle Eastern and African regions, other than for the following entities and their affiliates; Cayman National Bank and National Australia Bank. Customer will also have access to DCTI's Internet Payment Gateway as needed to support Software Product sales. In sum, customer agrees to the following performance targets.

         Gross Revenue to DCTI from all business generated by Customer in the jurisdiction in

Period 1: Contract initiation to April 30, 2002         US$ 400,000
Period 2: April 30, 2002 to April 30, 2003              US$ 1,000,000

         In the event that Customer's performance fails to meet these targets, DCTI will provide written notice to the Customer, giving customer 30 days to remedy the situation. If Customer fails to remedy the situation within the 30 days DCTI can by written notice withdraw the 'exclusivity' of the agent agreement.

         DCTI to pay Customer commissions on all sales of Software Product Co--------- on lump sum payments and/or recurring payments whether royalty or trans ----- Commissions shall be paid to Customer at a rate of 33% of Gross Profit Generated ------, DCTI, and to be paid within 10 days of DCTI receiving its payment. For purposes of this -----, Gross Profit shall mean net revenues less cost of revenue.

         11.2 If a court of competent jurisdiction holds any provision of this Agreement to be illegal or invalid, the provision shall be automatically severed from this Agreement. Any such holding shall not affect the legality or validity of the remaining provisions of this Agreement unless either party reasonably deems such severed provision to be essential to this Agreement, in which case such party may terminate this Agreement upon written notice to the other party.

         11.3 If either party commences a legal action against the other party in connection with this Agreement, the losing party shall reimburse the prevailing party for the reasonable attorneys fees and expenses which it may incur in such action, whether or not such action is prosecuted to a final and non-appealable judgment.

         11.4 If either party fails to give notice or enforce any right under this Agreement, such failure shall not constitute a waiver of such right, unless such waiver is reduced to writing and signed by the waiving party. If a party waives its right in writing, such waiver shall not constitute a waiver of any other right or of any subsequent violation of the same right that has been waived.

         11.5 The parties to this Agreement shall be excused for failures or delays in performing an obligation under this Agreement if such failure or delay is caused by force majeure, including, but not limited to, fortuitous events and acts of God; wars, riots and insurrections; laws, decrees, ordinances, and governmental regulations; strikes and lockouts; transportation stoppages or slowdowns; floods, fires and explosions; or the inability to obtain necessary export or import licenses or permits.

         11.6 This Agreement shall not be construed to constitute any party as an employee, attorney-in-fact, legal representative or business partner of the other parties.

         11.7 Customer may not assign, pledge or otherwise transfer this Agreement or any right or obligations hereunder without the prior written authorization of DCTI. DCTI may assign any of its rights and interests (including its right to payment), and its obligations, to a third party without Customer's consent but DCTI must notify Customer in writing of the change. This Agreement shall bind the authorized assigns or successor of any party. Customer acknowledges that DCTI may use employees or consultants of Affiliates to perform some of its obligations hereunder, provided however that DCTI shall remain ultimately responsible for their performance.

         11.8 All notices required or permitted under this Agreement shall be given in writing and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile addressed as follows:

If to Customer:
                --------------------------------

                --------------------------------

                --------------------------------

                --------------------------------

If to DCTI:     Digital Courier Technologies, Inc.
                348 East 6400 South, Suite 220
                Salt Lake City, Utah 84107
                Fax 801.266.0180


              11.8.1 The parties may change their address from time to time upon written notice to the other party.

              11.8.2 Any notice shall be deemed to have been effective when delivered.

         11.9 Except as otherwise provided above, this Agreement may be amended only by the consent of both parties expressed in writing and signed by a duly authorized representative of each party.

         11.10 This Agreement will be governed by and interpreted under the laws of the State of Utah, without regard to any provisions of Utah law which would require the application of the substantive law of another jurisdiction. DCTI and Customer also exclude the United Nations Convention on Contracts for the International Sale of Goods, if applicable.

         11.11 Any controversy or claim arising out of or relating to this Agreement or the existence, validity, breach or termination herein, whether during or after its term, will be submitted for resolution to the courts in Salt Lake City, Utah to whose jurisdiction Customer consents. Notwithstanding the foregoing, either party may seek injunctive relief against the other party from any other judicial or administrative authority pending the resolution of such controversy or claim.

         11.12 Customer acknowledges that the Software Product and any technical information relating thereto is subject to United States export controls, and the a specific license may be required prior to delivery thereof to the country of installation. Customer will provide reasonable assistance as required by DCTI in securing any required export license. DCTI shall have no liability to Customer in the event the United States declines to issue the necessary export license. Customer will not export, re-export, divert, transfer or disclose, directly or indirectly, any Software Products or related technical information, documents or materials or any direct product thereof from the country of delivery or to any person who is not a national or resident thereof, without the prior written approval of DCTI and obtaining the required re-exportation license from the United States Government. The obligations of this Section 11.12 will survive termination of this Agreement.

         11.13 This Agreement constitutes the entire agreement among the parties regarding this matter, and they superceede all prior discussions or agreements related to the same.

         IN WITNESS WHEREOF, the parties cause this Agreement to be signed by the duly authorized representatives of DCTI and Customer on the dates and at the places specified below.



Digital Courier Technologies, Inc.

By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------

Date:
   -------------------------------



CUSTOMER:

By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------

Date:
   -------------------------------

From - David Hicks
to - DCTI
FAO - Becky Takeda
Date - 07/03/01

Re - ComWallet and IPG Software License agreements.

Dear Becky,

I have signed and faxed the comWallet agreement you, please sign on behalf of DCTI and return to (44) 1444 461690.

With reference to Article 2.1 I have the following suggestions for charges:

1.  DCTI - IPG Salt Lake City fee's.

Successful transactions per month

1,000 - 1,000,000               =US$0.05 per transaction
1,000,001 - 3,000,000           =US$0.025 per transaction
3,000,000 +                     =US$0.02 per transaction

2.  ComWallet fee's

a) "off-net" Transactions - (Transactions interacting with outside networks)

1,000 - 1,000,000               =US$0.05 per transaction
1,000,001 - 3,000,000           =US$0.025 per transaction
3,000,000 +                     =US$0.02 per transaction

b)  "On-net" Transactions - (wallet to wallet) = no charge.

I invite your comments on the proposed fee structures. I have treated the Wallet as an IPG equivalent however it effectively twice the price as you get fee's in and out, with the On-net transactions please bear in mind that they are likely to be micro payments and therefore cannot bear much cost and can be very difficult to account for.

I would like to confirm that is still my intent and desire to work an agreement with DCTI for New Co Europe to have it's own IPG license and the EMEA sale agency agreement as discussed and agreed in previous correspondence.

Kind regards

David Hicks

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